UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

The Public Offering

On July 17, 2019, Xenetic Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the "Underwriting Agreement") with Maxim Group LLC (the “Underwriter”), relating to the Company’s public offering (the “Offering”) of 1,730,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 (the “Common Stock”), Pre-Funded Warrants to purchase 570,000 shares of Common Stock (the “Pre-Funded Warrants”), and warrants to purchase 2,300,000 shares of the Common Stock (the “Purchase Warrants,” and together with the Shares and the Pre-Funded Warrants, the "Firm Securities"). Each Share (or Pre-Funded Warrant purchased in lieu thereof) was sold together with one Purchase Warrant at a combined public offering price of $6.50 per Share (or Pre-Funded Warrant) and Purchase Warrant. Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 45-day option to purchase up to an additional 345,000 shares of Common Stock and/or Purchase Warrants to purchase up to 345,000 shares of Common Stock (the "Additional Securities," and together with the Firm Securities, the "Securities"), at the public offering price less discounts and commissions.

The Securities were offered, issued, and sold pursuant to an effective Registration Statement on Form S-1 (Reg. No. 333-231508) (the “Registration Statement”) and accompanying prospectus filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

On July 19, 2019 (the “Closing Date”), the Company completed the Offering resulting in gross proceeds to the Company of approximately $15.0 million before deducting the underwriting discount and offering fees and expenses payable by the Company. In addition, on the Closing Date, the Underwriter exercised its overallotment option with respect to 160,000 Purchase Warrants, resulting in additional proceeds of $1,600. The Company intends to use the net proceeds from the Offering of approximately $13.4 million to fund its research, development and clinical programs, including the development of the XCART technology being acquired in the Acquisition (as defined below), and for other general corporate purposes.

The Purchase Warrants are immediately exercisable at a price of $13.00 per share of Common Stock and expire five years from the date of issuance. The warrants are expected to begin trading on the Nasdaq Capital Market ("NASDAQ") on July 23, 2019 or as soon thereafter as practicable, under the symbol “XBIOW.” The Purchase Warrants also provide that if the weighted-average price of Common Stock on any trading day on or after 30 days after issuance is lower than the then-applicable exercise price per share, each Purchase Warrant may be exercised, at the option of the holder, on a cashless basis for one share of Common Stock.

The Underwriting Agreement includes customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The Underwriting Agreement, the form of Pre-Funded Warrant and the form of Purchase Warrant are filed as Exhibits 1.1, 4.1 and 4.2, respectively to this report and are incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement, the Pre-Funded Warrants and the Purchase Warrants are qualified in their entirety by reference to the full text of such exhibits.

On July 19, 2019, the Company also entered into a Warrant Agency Agreement (the “Warrant Agency Agreement”) with Empire Stock Transfer, Inc. (the “Transfer Agent”) pursuant to which the Transfer Agent agreed to act as transfer agent with respect to the Purchase Warrants. The Warrant Agency Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the terms of the Warrant Agency Agreement is qualified in its entirety by reference to the full text of such exhibit.

As a result of the closing of the Offering, NASDAQ provided confirmation to the Company that the Company has regained compliance with Marketplace Rule 5550(a)(4) as the number of publicly held shares now exceeds 500,000.

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The Acquisition

On the Closing Date, the Company completed its previously announced agreement to acquire the XCART technology (the “Acquisition”), pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated March 1, 2019 (the “Signing Date”) with Hesperix SA, a Swiss corporation (“Hesperix”), the owners of Hesperix (each, a “Seller” and collectively, the “Sellers”), and Alexey Andreevich Vinogradov, as the representative of each Seller. As consideration for the Acquisition, the Company issued to the Sellers approximately 406,250 shares of Common Stock (the “Stock Consideration”). Also, in connection with the Acquisition, the Company issued an aggregate of approximately 218,750 shares (the "Assignment Shares") of Common Stock to OPKO Pharmaceuticals, LLC (“OPKO”) and the Scripps Research Institute (the “Institute”) in connection with that certain assignment agreement, dated as of the Signing Date, between the Company and OPKO.

The Assignment Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Company has agreed to file a registration statement to register the resale of the Assignment Shares as soon as practicable after the Closing Date. Each of OPKO and the Institute is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

Director Appointment

In connection with the closing of the Acquisition, Dr. Alexey Vinogradov was appointed to the Board, having previously been approved as a director by the Company's stockholders, effective as of the closing of the Acquisition. Dr. Vinogradov will serve until the Company's 2019 annual meeting of stockholders.

Alexey Vinogradov, 48, currently serves as Business Development Director and Operations Director at Cantreva LLC, a Russian company with extensive specialized experience of delivering services in the field of renewable energy (solar, wind, hydro power), performing works on a “turnkey” basis since September 2017. Dr. Vinogradov previously served as General Manager at Togas Middle East LLC in Dubai, UAE from May 2015 to May 2017. Prior to that, Dr. Vinogradov served as branch manager at Togas Group LLC in Russia from March 2012 to November 2016.

Other than as discussed in this report, there are no transactions between Dr. Vinogradov and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Acquisition is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Acquisition is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Acquisition is incorporated herein by reference.

Item 8.01	Other Events.

On July 22, 2019, the Company issued a press release announcing the closing of the Acquisition and the Offering. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement
4.1	Form of Pre-Funded Warrant
4.2	Form of Purchase Warrant
10.1	Warrant Agency Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: July 22, 2019	Name: James Parslow
Title: Chief Financial Officer

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